UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On June 10, 2022, Gentherm Incorporated (“Gentherm”), together with its direct and indirect subsidiaries Gentherm (Texas), Inc. (“Gentherm Texas”), Gentherm Licensing, Limited Partnership (“Gentherm Licensing”), Gentherm Medical, LLC (“Gentherm Medical”), Gentherm GmbH (“Gentherm Germany”), Gentherm Enterprises GmbH (“Gentherm Enterprises”), Gentherm Licensing GmbH (“Gentherm Licensing” and, together with Gentherm Germany and Gentherm Enterprises, the “German Borrowers”, and collectively with Gentherm, Gentherm Texas, Gentherm Licensing and Gentherm Medical, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Agent”), swing line lender and L/C issuer. The Second Amended and Restated Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement dated June 27, 2019, as amended, by and among Gentherm, certain of its direct and indirect subsidiaries, the lenders party thereto and the Agent.

The Second Amended and Restated Credit Agreement provides for a $500 million secured revolving credit facility (the “revolving credit facility”) for the Borrowers (a $25 million increase from the revolving credit facility under the Amended and Restated Credit Agreement), with a $50 million sublimit for swing line loans and a $15 million sublimit for the issuance of standby letters of credit. Subject to specified conditions, Gentherm can increase the revolving credit facility or incur secured term loans in an aggregate amount of up to $200 million. The Second Amended and Restated Credit Agreement extends the maturity of the revolving credit facility from June 27, 2024 to June 10, 2027. The outstanding principal and interest (approximately $35 million as of June 10, 2022) under the Amended and Restated Credit Agreement will continue and will constitute obligations under the Second Amended and Restated Credit Agreement.

The obligations under the Second Amended and Restated Credit Agreement are secured as described under “Second Amended and Restated Security Agreement” below. In addition, all obligations under the Second Amended and Restated Credit Agreement (including all obligations of any U.S. or non-U.S. loan party) are unconditionally guaranteed by certain of Gentherm’s domestic subsidiaries, and the German Borrowers and certain other foreign subsidiaries guarantee all obligations of the non-U.S. loan parties under the Second Amended and Restated Credit Agreement.

Under the Second Amended and Restated Credit Agreement, U.S. Dollar denominated loans bear interest at either a base rate or Term SOFR Rate, plus the applicable margin. The applicable margin varies based on the Consolidated Net Leverage Ratio (as defined in the Second Amended and Restated Credit Agreement) reported by Gentherm and ranges from 1.125% to 2.125% for SOFR loans and from 0.125% to 1.125% for base rate loans, as long as Gentherm is not in default under the Second Amended and Restated Credit Agreement. Interest is payable at least quarterly. Additionally, a commitment fee of between 0.175% to 0.300%, which will vary based on the Consolidated Net Leverage Ratio, is payable on the average daily unused amounts under the revolving credit facility.

The Second Amended and Restated Credit Agreement provides that it may be amended by Gentherm and an affiliate of Agent, with the affirmative consent of the Agent, the Required Lenders (as defined therein) and the Joint Arrangers (as defined therein), to incorporate certain environmental, social and governance (ESG) key performance indicators (KPIs), which may be established by Gentherm in consultation with an affiliate of Agent. The applicable interest rates and commitment fees under the Second Amended and Restated Credit Agreement will be subject to increase or decrease based on Gentherm’s performance in respect of the ESG KPIs, in an amount not to exceed 0.01% in the case of the applicable rate for the commitment fee and 0.05% in the case of the applicable interest rate for the revolving credit facility.

The Second Amended and Restated Credit Agreement contains customary affirmative and negative covenants that (i) prohibit or limit the ability of the Borrowers and any Material Subsidiary (as defined therein) to, among other things, incur additional indebtedness, create liens, pay dividends, make certain types of investments (including acquisitions), enter into transactions with affiliates, prepay certain indebtedness, sell assets or enter into certain other transactions outside the ordinary course of business and (ii) require that Gentherm maintain a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio (based on Consolidated EBITDA (as defined therein) for the applicable trailing four fiscal quarters). The Second Amended and Restated Credit Agreement additionally contains customary events of default. Upon the occurrence of an event of default, the amounts outstanding under the revolving credit facility may be accelerated and may become immediately due and payable.

Certain of the lenders under the revolving credit facility and/or their affiliates have various relationships with Gentherm and its subsidiaries involving the provision of financial services, such as cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements. In addition, Gentherm and certain of its subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

A copy of the Second Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the above description of the material terms of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to such exhibit.

Second Amended and Restated Security Agreement

On June 10, 2022, Gentherm, Gentherm Texas, Gentherm Medical, Gentherm Properties I, LLC, and Gentherm Properties II, LLC entered into a Second Amended and Restated Pledge and Security Agreement (the “Second Amended and Restated Security Agreement”) in favor of the Agent for the Secured Parties (as defined in the Second Amended and Restated Security Agreement), which amends and restates in its entirety the Amended and Restated Pledge and Security Agreement dated June 27, 2019, as amended, by Gentherm and certain of Gentherm’s domestic subsidiaries, in favor of the Agent. Pursuant to the Second Amended and Restated Security Agreement, each of the Gentherm parties thereto granted the Agent a security interest in substantially all of their personal property (including the stock and membership interests of the subsidiaries of Gentherm, Gentherm Licensing, Gentherm Texas and Gentherm Medical (limited to 66% of the stock in the case of certain non-U.S. subsidiaries)) to secure their respective obligations under the Second Amended and Restated Credit Agreement. The Second Amended and Restated Security Agreement is subject to customary covenants that regulate or restrict, among other things, the preservation and use of collateral and changes of name or other corporate information, and grants the Agent customary rights and remedies following the occurrence of an event of default under the Second Amended and Restated Credit Agreement.

A copy of the Second Amended and Restated Security Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and the above description of the material terms of the Second Amended and Restated Security Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of June 10, 2022, by and among Gentherm Incorporated, Gentherm (Texas), Inc., Gentherm Licensing, Limited Partnership, Gentherm Medical, LLC, Gentherm GmbH, Gentherm Enterprises GmbH and Gentherm Licensing GmbH, the lenders party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.(1)

Exhibit 10.2	Second Amended and Restated Pledge and Security Agreement, dated as of June 10, 2022, by and among Gentherm Incorporated, Gentherm (Texas), Inc., Gentherm Medical, LLC, Gentherm Properties I, LLC, Gentherm Properties II, LLC and Bank of America, N.A.(2)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)

Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gentherm agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is set forth in the agreement.

(2)

Schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gentherm agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is as follows: Schedule I – Pledged Equity Interests; Schedule II – Primary Location, Filing Locations, Trade Names, Changes in Names, State Organizational Numbers, Taxpayer Identification Numbers, Government Contracts, Deposit Accounts, Securities Accounts, Commodity Accounts, Letter of Credit Rights and Commercial Tort Claims; Schedule III – Intellectual Property; Annex I – Security Agreement Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Wayne Kauffman
Wayne Kauffman
Senior Vice President, General Counsel and Secretary
Date: June 13, 2022